GENERAL MOTORS CORPORATION                                            EXHIBIT 12
AND SUBSIDIARIES                               COMPUTATION OF RATIOS OF EARNINGS
                                                   TO COMBINED FIXED CHARGES AND
                                                       PREFERRED STOCK DIVIDENDS



                                                                Years ended December 31,
                                                              --------------------------
                                                                1996    1995     1994
                                                              -------  -------  --------
                                                                (Dollars in Millions)

Income from continuing operations before cumulative
  effect of accounting changes                                  $4,953   $6,033   $4,866
Income taxes                                                     1,723    2,316    2,232
Equity in income of associates                                    (107)    (216)     (48)
Cash dividends received from associates                             48       16       10
Amortization of capitalized interest                                54       51       50
                                                               -------  -------  -------

Income from continuing operations before cumulative
  effect of accounting changes, income taxes,
  undistributed income of associates, and
  amortization of capitalized interest                           6,671    8,200    7,110
                                                               -------  -------  -------

Fixed charges included in income from continuing
  operations
  Interest and related charges on debt                           5,673    5,557    4,984
  Portion of rentals deemed to be interest                         287      256      288
                                                               -------  -------  -------
    Total fixed charges included in income from continuing
      operations                                                 5,960    5,813    5,272
                                                               -------  -------  -------

Earnings available for combined fixed charges and preferred
  stock dividends                                              $12,631  $14,013  $12,382
                                                               =======  =======  =======
Combined fixed charges and preferred stock dividends
  Fixed charges included in income from continuing
    operations                                                  $5,960   $5,813   $5,272
  Interest capitalized in the period                                49       50       33
  Preferred stock dividend requirement (1)                         101      498      475
                                                               -------  -------  -------
      Total combined fixed charges and preferred stock
        dividends                                               $6,110   $6,361   $5,780
                                                               =======  =======  =======

Ratios of earnings to combined fixed charges and preferred
  stock dividends                                                 2.07     2.20     2.14
                                                                  ====     ====     ====



See notes on next page.

GENERAL MOTORS CORPORATION                                            EXHIBIT 12
AND SUBSIDIARIES                               COMPUTATION OF RATIOS OF EARNINGS
                                                   TO COMBINED FIXED CHARGES AND
                                           PREFERRED STOCK DIVIDENDS - Concluded


                                                        Years Ended December 31,
                                                        ------------------------
                                                          1993           1992
                                                        ----------     ---------
                                                          (Dollars in Millions)
Income (loss) from continuing operations before
  cumulative effect of accounting changes               $ 1,777      $ (3,222)
Income taxes                                               (298)       (1,078)
Equity in income of associates                               11           214
Cash dividends received from
  associates                                                  5             5
Amortization of capitalized interest                         55            43
                                                        -------      --------
Income (loss) from continuing operations before
  cumulative effect of accounting changes,
  income taxes, undistributed income
  of associates, and amortization
  of capitalized interest                                 1,550        (4,038)
                                                        -------       -------

Fixed charges included in income (loss) from
  continuing operations
  Interest and related charges on debt                    5,517         6,930
  Portion of rentals deemed to be
    interest                                                270           255
                                                        -------       -------

      Total fixed charges included in
        income (loss) from continuing operations          5,787         7,185
                                                        -------       -------

Earnings available for combined fixed charges
  and preferred stock dividends                         $ 7,337       $ 3,147
                                                        =======       =======

Combined fixed charges and preferred
  stock dividends
    Fixed charges included in income (loss)
      from continuing operations                        $ 5,787       $ 7,185
    Interest capitalized in the period                       39            26
    Preferred stock dividend requirements (1)               253           446
                                                        -------       -------

      Total combined fixed charges and
        preferred stock dividends                       $ 6,079       $ 7,657
                                                        =======       =======

Ratios of earnings to combined fixed charges
  and preferred stock dividends                            1.21            - (2)
                                                           ====          ====

(1) Represents the pretax earnings required to cover the requirements of preference and preferred stocks, as applicable.
(2) Earnings were inadequate to cover combined fixed charges and preferred stock dividends by $4,510 million in 1992.



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